                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



    Date of Report (Date of earliest event reported):

                               November 4, 1996



                          NATIONAL HOME CENTERS, INC.
            (Exact name of registrant as specified in its charter)

        Arkansas                  0-21448                    71-0403343
   (State or other              (Commission               (I.R.S. Employer
     jurisdiction               File Number)             Identification No.)
   of incorporation)



                Highway 265 North
               Springdale, Arkansas                         72765
      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: ..........    (501) 756-1700

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Item 5. Other Events.
        ------------

        On November 7, 1996, the Company sold and transferred certain inventory, equipment and building leases of its "Cabinet Craft" division for notes of $1,700,000 to American Quality Manufacturing Corporation ("AQM") which is located in Conway, Arkansas. As security for the notes, the Company retained a first lien on all of the equipment and a second lien on all of the inventory of Cabinet Craft. The Company incurred a net loss of approximately $599,000 from this division during fiscal year ending January 31, 1996 and incurred a net loss of approximately $355,000 for the interim six month period ending July 31, 1996.

        Also, on November 7, 1996, the Company sold and transferred certain truss assembly and manufacturing equipment for $325,000 to Latco Construction, Inc. and received $50,000 cash and a promissory note for $275,000, due on or before November 1, 1998, secured by a lien in all equipment sold to Latco.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

        Exhibits
        --------
        99.1 Press Release by the Company dated November 7, 1996 regarding the sale of its "Cabinet Craft" division.


                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATIONAL HOME CENTERS, INC.
                                      (Registrant)


Date: November 18, 1996               By:  /s/ Brent A. Hanby
                                         -------------------------------------
                                               Brent A. Hanby
                                               Chief Financial Officer

                                                                    EXHIBIT 99.1

For Immediate Release
Contact: Brent Hanby
Phone (501) 756-1700

                     NATIONAL HOME CENTERS, INC. ANNOUNCES
                        SALE OF MANUFACTURING FACILITY


Springdale, Arkansas (November 7, 1996)--National Home Centers, Inc., (Nasdaq/NM:NHC) today announced the sale of one of its manufacturing divisions.

The Company has sold and transferred certain inventory, equipment and building leases of its "Cabinet Craft" division for notes of $1,700,000 to American Quality Manufacturing Corporation ("AQM") which is located in Conway, Arkansas. Approximately 70 people are employed in the division.

National Home Centers incurred a net loss of approximately $599,000 from this division during fiscal year ending 1/31/96 and incurred a net loss of approximately $355,000 for the interim six month period ending 7/31/96.

Commenting on the sale, Dwain A. Newman, chairman and chief executive officer, said, "The sale of this division will allow us to further concentrate on our core business which is to operate stores which cater to professional builders and retail consumers. We are pleased to find a buyer for the division."

National Home Centers is a full-line retailer of home improvement products and building materials to retail customers and professional contractors. The Company currently operates ten stores. The common stock of National Home Centers is traded on the Nasdaq Stock Market (National Market) under the symbol NHCI.